EX-35.4
(logo) REDWOOD RESIDENTIAL ACQUISITION
CORPORATION


ONE BELVEDERE PLACE, SUITE 300
PHONE: 415.389.7373
MILL VALLEY, CA 94941
FAX: 415.381.1773

March 1, 2013

TO ALL PARTIES LISTED ON SCHEDULE A
ATTACHED HERETO:

Re: Annual Statement of Compliance by the Servicing Administrator;

Item 1123 Certificate;

Sequoia Mortgage Trusts 2012-1, -2, -3, -4, -5 and -6

The undersigned, a duly authorized officer of Redwood Residential Acquisition Corporation (the "Servicing Administrator"), hereby certifies as follows for the calendar year 2012:

(A) a review of the Servicing Administrator's activities during the preceding calendar year ended December 31, 2012, and its performance under the Flow Mortgage Loan Servicing Agreement, dated as of August 1, 2011, between the Servicing Administrator and Cenlar FSB, as amended by Amendment No. 1 to the Flow Mortgage Loan Servicing Agreement, dated November 3, 2011, and as modified by the related Acknowledgement (the "Cenlar FSB Flow Servicing Agreement") and the respective Pooling and Servicing Agreements, has been made under such officer's supervision; and

(B) to the best of such officer's knowledge, based on such review, the Servicing Administrator has fulfilled all its obligations under the Cenlar FSB Flow Servicing Agreement and the respective Pooling and Servicing Agreements, in all material respects throughout such calendar year ended December 31, 2012.


Very truly yours,
REDWOOD RESIDENTIAL ACQUISITION CORPORATION,
Servicing Administrator


/s/ William J. Moliski
Name: William J. Moliski
Title: Executive Vice President


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SCHEDULE A



Sequoia Residential Funding, Inc.
One Belvedere Place
Suite 330
Mill Valley, CA  94941

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD  21045-1951

U.S. Bank National Association
EP-MN-WS3D
60 Livingston Avenue
St. Paul, MN  55107
Attn: Structured Finance ? Sequoia (SEMT 2012-1 and -2)

Christiana Trust, a division of Wilmington Savings Fund Society FSB 500 Delaware Avenue, 11th Floor
Wilmington, DE  19801
Attention: Corporate Trust ? (SEMT 2012-3, -4, -5 and -6)